Exhibit 10.5

TAX RECEIVABLE AGREEMENT

among

CARTIGA HOLDINGS, INC.

and

THE PERSONS NAMED HEREIN

Dated as of [●], 2025

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (this “Agreement”), dated as of [●], 2025, is hereby entered into by and among Cartiga Holdings, Inc., a Delaware corporation (“PubCo”), Cartiga, LLC, a Delaware limited liability company (the “Company”), each Person identified on Schedule A hereto (the “TRA Parties”) and the TRA Party Representative. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in Section 1.1.

RECITALS

WHEREAS, PubCo and the Company are parties to that certain Business Combination Agreement, dated as of August 22, 2025, by and among Alchemy Investments Acquisition Corp 1, a Cayman Islands exempted company limited by shares, PubCo, Alchemy Merger Sub, LLC, a Delaware limited liability company, the Company and Halle Benett (the “Business Combination Agreement”).

WHEREAS, prior to and following the Business Combination, the TRA Parties held and will continue to hold limited liability company interests (the “Company Interests”) in the Company, which is classified as a partnership for United States federal income Tax purposes;

WHEREAS, following the Business Combination, the TRA Parties will, pursuant to and subject to the provisions of the Company Agreement and the Exchange Agreement, have the right from time to time to require the Company to exchange (an “Exchange”) all or a portion of such TRA Party’s Company Interests (together with corresponding shares of Class B common stock of PubCo) for shares of Class A common stock of PubCo (“Class A Shares”) or cash, in each case at the option of PubCo, which Exchange may be effected by PubCo effecting a direct exchange of shares of Class A Shares for such Company Interests;

WHEREAS, PubCo, which is classified as an association taxable as a corporation for United States federal income Tax purposes, will become the sole managing member of the Company in connection with the Business Combination, and will hold Company Interests;

WHEREAS, the Company and any of its direct and indirect Subsidiaries treated as a partnership for United States federal income Tax purposes currently have and will have in effect an election under Section 754 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for each Taxable Year in which any Exchange occurs (including a deemed taxable acquisition under Section 707(a) of the Code);

WHEREAS, as a result of future Exchanges, the income, gain, loss, deduction, expense and other Tax items of PubCo may be affected by Basis Adjustments and any deduction attributable to any payment (including amounts attributable to Imputed Interest) made under this Agreement; and

WHEREAS, the parties to this Agreement desire to make certain arrangements with respect to the effect of the Basis Adjustments and Imputed Interest on the liability for Taxes of PubCo.

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NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.1             Definitions. As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Actual Tax Liability” means, with respect to any Taxable Year, the actual liability for U.S. federal income Taxes of (i) PubCo and (ii) without duplication, the Company, but only with respect to U.S. federal income Taxes imposed on the Company and allocable to PubCo (or to the other members of the consolidated group of which PubCo is the parent) for such Taxable Year; provided that the actual liability for Taxes described in clauses (i) and (ii) shall be calculated assuming the deductions of (and other impacts of) state and local taxes are excluded for U.S. federal income Tax purposes.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreed Rate” means a per annum rate of SOFR plus 100 basis points.

“Agreement” is defined in the Preamble of this Agreement.

“Amended Schedule” is defined in Section 2.3(b) of this Agreement.

“Attributable” is defined in Section 3.1(b) of this Agreement.

“Basis Adjustment” means the adjustment to the Tax basis of a Reference Asset under Sections 732, 734(b), 755 and 1012 of the Code, the Treasury Regulations promulgated thereunder and Rev. Rul. 99-6, 1991-1 CB 432 (in situations where, as a result of one or more Exchanges, the Company becomes an entity that is disregarded as separate from its owner for United States federal income Tax purposes) or under Sections 734(b), 743(b), 754 and 755 of the Code and the Treasury Regulations promulgated thereunder (in situations where, following an Exchange, the Company remains in existence as an entity for United States federal income Tax purposes) and, in each case as a result of (i) an Exchange and (ii) the payments made pursuant to this Agreement in respect of such Exchange.

A “Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security.

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“Board” means the Board of Directors of PubCo (or any committee of the Board validly authorized to act on behalf of the Board).

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Day” means a day, other than Saturday, Sunday or other day on which banks located in New York City, New York are authorized or required by law to close.

“Change of Control” means the occurrence of any of the following events:

(i)             any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Securities and Exchange Act of 1934, or any successor provisions thereto (excluding (x) a corporation or other entity owned, directly or indirectly, by the stockholders of PubCo in substantially the same proportions as their ownership of stock in PubCo and (y) any TRA Party or any of their Affiliates), is, or becomes the Beneficial Owner, directly or indirectly, of securities of PubCo representing more than 50% of the combined voting power of PubCo’s then outstanding voting securities; or

(ii)            a merger or consolidation of PubCo with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the members of the Board immediately prior to the merger or consolidation do not constitute at least a majority of the board of directors of the company surviving the merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (y) the voting securities of PubCo immediately prior to such merger or consolidation do not continue to represent or are not converted or exchanged into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

(iii)           the stockholders of PubCo approve a plan of complete liquidation or dissolution of PubCo or there is consummated an agreement or series of related agreements for the sale, lease or other disposition, directly or indirectly, by PubCo of all or substantially all of PubCo’s assets, other than such sale or other disposition by PubCo of all or substantially all of PubCo’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of PubCo in substantially the same proportions as their ownership of PubCo immediately prior to such sale.

Notwithstanding the foregoing, except with respect to clause (ii)(x) above, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of PubCo immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of PubCo immediately following such transaction or series of transactions.

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“Class A Shares” is defined in the Recitals of this Agreement.

“Code” is defined in the Recitals of this Agreement.

“Combined State Tax Rate” means the tax rate equal to the sum of the products of (i) PubCo’s income tax apportionment factor for each state and local jurisdiction in which PubCo files income or franchise tax returns for the relevant Taxable Year and (ii) the highest corporate income and franchise tax rate in effect for such Taxable Year for each such state and local jurisdiction in which PubCo files income tax returns for each relevant Taxable Year.

“Company” is defined in the Recitals of this Agreement.

“Company Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of the Effective Date, as amended from time to time.

“Company Interests” is defined in the Recitals of this Agreement.

“Control” or “Controlled” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Cumulative Net Realized Tax Benefit” for a Taxable Year means the cumulative amount of Realized Tax Benefits for all Taxable Years of PubCo, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same period, taking into account any adjustments required pursuant to this Agreement (including pursuant to Section 7.10). The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedules or Amended Schedules, if any, in existence at the time of such determination.

“Default Rate” means the Agreed Rate plus 400 basis points.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code, or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax and shall also include the acquiescence of PubCo to the amount of any assessed liability for Tax.

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

“Early Termination Effective Date” is defined in Section 4.2 of this Agreement.

“Early Termination Notice” is defined in Section 4.2 of this Agreement.

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“Early Termination Payment” in respect of a TRA Party shall equal the present value, discounted at the Early Termination Rate (using a mid-year convention) as of the applicable Early Termination Effective Date, of all Tax Benefit Payments in respect of such TRA Party that would be required to be paid by PubCo to such TRA Party beginning from the Early Termination Date and assuming that the Valuation Assumptions in respect of such TRA Party are applied.

“Early Termination Rate” means the Agreed Rate plus 200 basis points.

“Early Termination Schedule” is defined in Section 4.2 of this Agreement.

“Effective Date” means the closing date of the Business Combination.

“Exchange” is defined in the Recitals of this Agreement.

“Exchange Agreement” means the Exchange Agreement, dated as of [●], 2025 among PubCo, the Company and the holders of Company Interests party thereto, as amended from time to time.

“Exchange Basis Schedule” is defined in Section 2.1 of this Agreement.

“Exchange Date” means the date of any Exchange.

“Expert” is defined in Section 7.8 of this Agreement.

“Hypothetical Tax Liability” means, with respect to any Taxable Year, the liability for U.S. federal income Taxes of (i) PubCo and (ii) without duplication, the Company, but only with respect to U.S. federal income Taxes imposed on the income of the Company and allocable to PubCo (or to the other members of the consolidated group of which PubCo is the parent), in each case using the same methods, elections, conventions, U.S. federal income Tax rate and similar practices used on the relevant PubCo Return, but (i) using the Non-Stepped Up Tax Basis as reflected on the Exchange Basis Schedule including amendments thereto for the Taxable Year, and (ii) excluding any deduction attributable to Imputed Interest for the Taxable Year. Hypothetical Tax Liability shall be determined (i) without taking into account the carryover or carryback of any Tax item or attribute (or portions thereof) that is available for use because of any Basis Adjustments and any Imputed Interest, and (ii) assuming, solely for purposes of calculating the liability for U.S. federal income Taxes, in order to prevent double counting, that the deductions of (and other impacts of) state and local taxes are excluded for U.S. federal income Tax purposes.

“Imputed Interest” in respect of a TRA Party shall mean any interest imputed under Section 1272, 1274 or 483 or other provision of the Code with respect to PubCo’s payment obligations in respect of such TRA Party under this Agreement.

“Interest Amount” is defined in Section 3.1(b) of this Agreement.

“IRS” means the United States Internal Revenue Service.

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“JAMS” is defined in Section 7.7 of this Agreement.

“Market Value” shall mean the closing price of the Class A Shares on the applicable Exchange Date on the national securities exchange or interdealer quotation system on which such Class A Shares are then traded or listed, as reported by the Wall Street Journal; provided that if the closing price is not reported by the Wall Street Journal for the applicable Exchange Date, then the Market Value shall mean the closing price of the Class A Shares on the Business Day immediately preceding such Exchange Date on the national securities exchange or interdealer quotation system on which such Class A Shares are then traded or listed, as reported by the Wall Street Journal; provided, further, that if the Class A Shares are not then listed on a national securities exchange or interdealer quotation system, “Market Value” shall mean the cash consideration paid for Class A Shares, or the fair market value of the other property delivered for Class A Shares, as determined by the Board in good faith.

“Material Objection Notice” is defined in Section 4.2 of this Agreement.

“Net Tax Benefit” is defined in Section 3.1(b) of this Agreement.

“Non-Stepped Up Tax Basis” means, with respect to any Reference Asset at any time, the Tax basis that such asset would have had at such time if no Basis Adjustments had been made.

“Objection Notice” is defined in Section 2.3(a) of this Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“PubCo” is defined in the Preamble of this Agreement.

“PubCo Return” means the U.S. federal income Tax Return of PubCo filed with respect to Taxes of any Taxable Year.

“Realized Tax Benefit” means, for a Taxable Year, the sum of (i) the excess, if any, of the Hypothetical Tax Liability over the Actual Tax Liability and (ii) the State Tax Benefit. If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

“Realized Tax Detriment” means, for a Taxable Year, the sum of (i) the excess, if any, of the Actual Tax Liability over the Hypothetical Tax Liability and (ii) the State Tax Detriment. If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.

“Reconciliation Dispute” is defined in Section 7.8 of this Agreement.

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“Reconciliation Procedures” is defined in Section 2.3(a) of this Agreement.

“Reference Asset” means an asset that is held by the Company, or by any of its direct or indirect Subsidiaries treated as a partnership or disregarded entity (but only if such indirect Subsidiaries are held only through Subsidiaries treated as partnerships or disregarded entities) for purposes of the applicable Tax. A Reference Asset also includes any asset that is “substituted basis property” under Section 7701(a)(42) of the Code with respect to a Reference Asset.

“Schedule” means any of the following: (i) an Exchange Basis Schedule, (ii) a Tax Benefit Schedule, or (iii) the Early Termination Schedule.

“Scheduled Termination” is defined in Section 4.4 of this Agreement.

“Senior Obligations” is defined in Section 5.1 of this Agreement.

“SOFR” means, with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“State Tax Benefit” means, for a Taxable Year, the excess, if any, of the Hypothetical Tax Liability over the Actual Tax Liability; provided that, for purposes of determining the State Tax Benefit, each of the Hypothetical Tax Liability and the Actual Tax Liability shall be calculated using the Combined State Tax Rate instead of the rates applicable for U.S. federal income Tax purposes.

“State Tax Detriment” means, for a Taxable Year, the excess, if any, of the Actual Tax Liability over the Hypothetical Tax Liability; provided that, for purposes of determining the State Tax Detriment, each of the Actual Tax Liability and the Hypothetical Tax Liability shall be calculated using the Combined State Tax Rate instead of the rates applicable for U.S. federal income Tax purposes.

“Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls more than 50% of the voting power or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“Tax Benefit Payment” is defined in Section 3.1(b) of this Agreement.

“Tax Benefit Schedule” is defined in Section 2.2(a) of this Agreement.

“Tax Return” means any return, declaration, report or similar statement required to be filed with respect to taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated tax.

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“Taxable Year” means a taxable year of PubCo as defined in Section 441(b) of the Code or comparable section of state or local tax law, as applicable (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is made), ending on or after the Effective Date.

“Taxes” means any and all taxes, assessments or similar charges that are based on or measured with respect to net income or profits, and any interest related to such Tax.

“Taxing Authority” shall mean any domestic, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising tax regulatory authority.

“TRA Party” is defined in the Preamble of this Agreement.

“TRA Party Representative” means, initially, Halle Benett, or, if Halle Benett becomes unable to perform the TRA Party Representative’s responsibilities hereunder or resigns from such position, either (x) a replacement TRA Party Representative selected by Halle Benett, or (y) if Halle Benett has not selected a substitute TRA Party Representative at or prior to the time of such inability or resignation, that TRA Party or committee of TRA Parties determined by a plurality vote of the TRA Parties ratably in accordance with their right to receive Early Termination Payments hereunder if all TRA Parties had fully Exchanged their Company Interests for Class A Shares or other consideration and PubCo had exercised its right of early termination on the date of the most recent Exchange.

“Treasury Regulations” means the final, temporary and proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“Valuation Assumptions” shall mean, as of an Early Termination Date, the assumptions that in each Taxable Year ending on or after such Early Termination Date, (1) PubCo will have taxable income sufficient to fully utilize (i) the deductions arising from the Basis Adjustments and the Imputed Interest during such Taxable Year or future Taxable Years (including, for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions) in which such deductions would become available and (ii) any net operating loss, excess interest deduction, or credit carryovers or carrybacks (or similar items with respect to carryover or carrybacks) generated by deductions arising from Basis Adjustments or Imputed Interest that are available as of the date of such Early Termination Date, (2) the United States federal income Tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other law as in effect on the Early Termination Date, (3) all taxable income of PubCo will be subject to the maximum applicable Tax rate for U.S. federal income Tax purposes throughout the relevant period, (4) any non-amortizable assets will be disposed of on the fifteenth anniversary of the applicable Basis Adjustment in a fully taxable transaction for U.S. federal income Tax purposes; provided that in the event of a Change of Control, such non-amortizable assets shall be deemed disposed of at the time of sale of the relevant asset (if earlier than such fifteenth anniversary), and (5) if, at the Early Termination Date, there are Company Interests that have not been Exchanged, then each such Company Interest shall be deemed to be Exchanged for the Market Value of the Class A Shares and the amount of cash that would be transferred if the Exchange occurred on the Early Termination Date.

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Article II

DETERMINATION OF CERTAIN REALIZED TAX BENEFIT

Section 2.1             Basis Adjustment. Within one hundred twenty (120) calendar days after the filing of the U.S. federal income Tax Return of PubCo for each Taxable Year in which any Exchange has been effected by any TRA Party, PubCo shall deliver to such TRA Party a schedule (the “Exchange Basis Schedule”) that shows, in reasonable detail necessary to perform the calculations required by this Agreement, the following items: (i) the Non-Stepped Up Tax Basis of the Reference Assets in respect of such TRA Party as of the Effective Date or each applicable Exchange Date, (ii) the Basis Adjustment with respect to the Reference Assets in respect of such TRA Party as a result of Exchanges effected in such Taxable Year by such TRA Party, calculated (x) in the aggregate, (y) solely with respect to Exchanges by such TRA Party, and (z) in the case of a Basis Adjustment under Section 734(b) of the Code solely with respect to the amount that is available to PubCo in such Taxable Year, (iii) the period (or periods) over which the Reference Assets in respect of such TRA Party are amortizable and/or depreciable, and (iv) the period (or periods) over which each Basis Adjustment in respect of such TRA Party is amortizable and/or depreciable. For the avoidance of doubt, the Exchange Basis Schedule shall reflect all changes in the basis of Reference Assets arising other than from a Basis Adjustment (e.g., as the result of an audit). Each Exchange Basis Schedule will become final as provided in Section 2.3(a) and may be amended as provided in Section 2.3(b) (subject to the procedures set forth in Section 2.3(b)).

Section 2.2             Tax Benefit Schedule.

(a)           Tax Benefit Schedule. Within one hundred twenty (120) calendar days after the filing of the U.S. federal income Tax Return of PubCo for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment a portion of which is Attributable to a TRA Party, PubCo shall provide to such TRA Party a schedule showing, in reasonable detail, the calculation of the Tax Benefit Payment for such Taxable Year and the calculation of the Realized Tax Benefit and Realized Tax Detriment and components thereof (a “Tax Benefit Schedule”). Each Tax Benefit Schedule will become final as provided in Section 2.3(a) and may be amended as provided in Section 2.3(b) (subject to the procedures set forth in Section 2.3(b)).

(b)           Applicable Principles. The Realized Tax Benefit or Realized Tax Detriment for each Taxable Year is intended to measure the decrease or increase in the actual liability for taxes of PubCo for such Taxable Year attributable to the Basis Adjustments and Imputed Interest, determined using a “with and without” methodology. For purposes of calculating the Realized Tax Benefit or Realized Tax Detriment for any period, carryovers or carrybacks of any Tax item attributable to the Basis Adjustments and Imputed Interest shall be considered to be subject to the rules of the Code and the Treasury Regulations, as applicable, governing the use, limitation and expiration of carryovers or carrybacks of the relevant type. If a carryover or carryback of any Tax item includes a portion that is attributable to the Basis Adjustment or Imputed Interest and another portion that is not, such respective portions shall be considered to be used in accordance with the “with and without” methodology. The parties agree that (i) all Tax Benefit Payments and other payments under this Agreement (to the extent permitted by law and other than amounts accounted for as interest under the Code) will (A) be treated as subsequent upward purchase price adjustments that give rise to further Basis Adjustments to Reference Assets for PubCo and (B) have the effect of creating additional Basis Adjustments to Reference Assets for PubCo in the year of payment, and (ii) as a result, such additional Basis Adjustments will be incorporated into the calculation in the year of payment and into future year calculations, as appropriate.

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Section 2.3             Procedures, Amendments.

(a)           Procedure. Every time PubCo delivers to a TRA Party an applicable Schedule under this Agreement, including any Amended Schedule delivered pursuant to Section 2.3(b), and any Early Termination Schedule or amended Early Termination Schedule, PubCo shall also (x) deliver to such TRA Party schedules, valuation reports, if any, and work papers, as determined by PubCo or requested by such TRA Party, providing reasonable detail regarding the preparation of the Schedule and (y) allow such TRA Party reasonable access, at no cost, to the appropriate representatives at PubCo, as determined by PubCo or requested by such TRA Party, in connection with a review of such Schedule. Without limiting the application of the preceding sentence, each time PubCo delivers to a TRA Party a Tax Benefit Schedule, in addition to the Tax Benefit Schedule duly completed, PubCo shall deliver to such TRA Party the reasonably detailed calculation by PubCo of the applicable Hypothetical Tax Liability, the reasonably detailed calculation by PubCo of the applicable Actual Tax Liability, as well as any other work papers as determined by PubCo or requested by such TRA Party, provided that PubCo shall be entitled to redact any information that it reasonably believes is unnecessary for purposes of determining the items in the applicable Schedule or amendment thereto. An applicable Schedule or amendment thereto delivered to a TRA Party shall become final and binding on the TRA Party and PubCo thirty (30) calendar days after the first date on which such TRA Party has received the applicable Schedule or amendment thereto unless the TRA Party Representative (i) within thirty (30) calendar days after receiving an applicable Schedule or amendment thereto, provides PubCo with notice of a material objection to such Schedule (“Objection Notice”) made in good faith or (ii) provides a written waiver of such right of any Objection Notice within the period described in clause (i) above, in which case such Schedule or amendment thereto becomes binding on the date the waiver is received by PubCo. If PubCo and the TRA Party Representative, for any reason, are unable to successfully resolve the issues raised in the Objection Notice within thirty (30) calendar days after receipt by PubCo of the Objection Notice, PubCo and the TRA Party Representative shall employ the reconciliation procedures as described in Section 7.8 of this Agreement (the “Reconciliation Procedures”).

(b)           Amended Schedule. The applicable Schedule for any Taxable Year may be amended from time to time by PubCo (i) in connection with a Determination affecting such Schedule, (ii) to correct inaccuracies in the Schedule identified after the date the Schedule was provided to a TRA Party, (iii) to comply with the Expert’s determination under the Reconciliation Procedures, (iv) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other tax item to such Taxable Year, (v) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year, or (vi) to adjust an applicable Exchange Basis Schedule to take into account payments made pursuant to this Agreement (any such Schedule, an “Amended Schedule”). PubCo shall provide an Amended Schedule to each TRA Party within ninety (90) calendar days of the occurrence of an event referenced in clauses (i) through (vi) of the preceding sentence.

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Article III

TAX BENEFIT PAYMENTS

Section 3.1             Payments.

(a)           Payments. Within ten (10) calendar days after a Tax Benefit Schedule delivered to a TRA Party becomes final in accordance with Article II of this Agreement, PubCo shall pay or cause to be paid to such TRA Party for such Taxable Year the Tax Benefit Payment in respect of such TRA Party for such Taxable Year determined pursuant to Section 3.1(b). Each such Tax Benefit Payment shall be made by wire transfer of immediately available funds to the bank account previously designated by such TRA Party to PubCo or as otherwise agreed by PubCo and such TRA Party. No Tax Benefit Payment shall be made in respect of estimated tax payments, including, without limitation, federal estimated income Tax payments.

(b)           A “Tax Benefit Payment” in respect of a TRA Party for a Taxable Year means an amount, not less than zero, equal to the sum of the portion of the Net Tax Benefit that is Attributable to such TRA Party and the Interest Amount with respect thereto. A Net Tax Benefit is “Attributable” to a TRA Party to the extent that it is derived from any Basis Adjustment or any Imputed Interest that is attributable to the Company Interests acquired by PubCo pursuant to an Exchange undertaken by or with respect to such TRA Party. For the avoidance of doubt, for tax purposes, the Interest Amount shall not be treated as interest but instead shall be treated as additional consideration for the acquisition of Company Interests in Exchanges unless otherwise required by law. The “Net Tax Benefit” for a Taxable Year shall be an amount equal to the excess, if any, of 85% of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year, over the total amount of payments previously made under Section 3.1(a) of this Agreement (excluding payments attributable to Interest Amounts); provided, for the avoidance of doubt, that no TRA Party shall be required to return any portion of any previously made Tax Benefit Payment or make a payment with respect to the existence of a Realized Tax Detriment. The “Interest Amount” in respect of a TRA Party shall equal the interest on the amount of the unpaid Net Tax Benefit Attributable to such TRA Party for a Taxable Year, which interest shall accrue on any unpaid Net Tax Benefit from and after the due date (without extensions) for filing PubCo Return for such Taxable Year, calculated at the Agreed Rate, until the date such unpaid amounts are paid. Notwithstanding the foregoing, for each Taxable Year ending on or after the date of a Change of Control, all Tax Benefit Payments, whether paid with respect to the Company Interests that were Exchanged (i) prior to the date of such Change of Control or (ii) on or after the date of such Change of Control, shall be calculated by utilizing Valuation Assumptions (1) and (4), substituting in each case the terms “the date of a Change of Control” for an “Early Termination Date.” Notwithstanding anything to the contrary in this Agreement, after any lump-sum payment under Article IV of this Agreement in respect of present or future tax attributes subject to this Agreement, the Tax Benefit Payment, Net Tax Benefit and components thereof shall be calculated without taking into account any such attributes with respect to which such a lump sum payment has been made or any such lump-sum payment.

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Section 3.2             No Duplicative Payments. It is intended that the provisions of this Agreement will not result in duplicative payment of any amount (including interest) required under this Agreement. The provisions of this Agreement shall be construed in the appropriate manner to ensure such intentions are realized.

Section 3.3             Pro Rata Payments; Limited Taxable Income; Excess Payments.

(a)           Notwithstanding anything in Section 3.1 to the contrary, to the extent that the aggregate amount of PubCo’s tax benefit from the reduction in Tax liability as a result of the Basis Adjustments or Imputed Interest is limited in a particular Taxable Year because PubCo does not have sufficient taxable income to fully utilize available deductions and other attributes, the limitation on the tax benefit for PubCo shall be allocated among the TRA Parties eligible for payments under this Agreement in proportion to the respective amounts of Tax Benefit Payments that would have been determined under this Agreement if PubCo had sufficient taxable income so that there were no such limitation.

(b)           After taking into account Section 3.3(a), if for any reason PubCo does not fully satisfy its payment obligations to make all Tax Benefit Payments due under this Agreement in respect of a particular Taxable Year, then PubCo and the TRA Parties agree that (i) PubCo shall pay the same proportion of each Tax Benefit Payment due to each TRA Party due a payment under this Agreement in respect of such Taxable Year, without favoring one obligation over the other, and (ii) no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments in respect of prior Taxable Years have been made in full.

(c)            To the extent PubCo makes a payment to a TRA Party in respect of a particular Taxable Year under Section 3.1(a) of this Agreement (taking into account Section 3.3(a) and (b), but excluding payments attributable to Interest Amounts) in an amount in excess of the amount of such payment that should have been made to such TRA Party in respect of such Taxable Year, then (i) such TRA Party shall not receive further payments under Section 3.1(a) until such TRA Party has foregone an amount of payments equal to such excess and (ii) PubCo shall pay the amount of such TRA Party’s foregone payments to the other TRA Parties in a manner such that each of the other TRA Parties, to the maximum extent possible, shall have received aggregate payments under Section 3.1(a) of this Agreement (taking into account Section 3.3(a) and (b) of this Agreement but excluding payments attributable to Interest Amounts) in the amount it would have received if there had been no excess payment to such TRA Party.

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Section 3.4             Certain Tax Covenants.

(a)           PubCo hereby agrees and warrants to each TRA Party that (i) it will not cause the Company or any Subsidiary of the Company to convert into, or elect to be treated as, a corporation for Tax purposes without the prior written consent of each TRA Party (such consent not to be unreasonably withheld, conditioned or delayed) if any such action could reasonably be expected to have a material adverse effect on a TRA Party’s right to receive Tax Benefit Payments pursuant to this Agreement, (ii) it will not cause the Company to contribute any of its assets (other than any assets with a de minimis aggregate gross value) into one or more Subsidiaries that are treated as corporations for Tax purposes, or cause the Company to liquidate or distribute in kind any of its non-cash assets to its members, without the prior written consent of each TRA Party (such consent not to be unreasonably withheld, conditioned or delayed), if any such action could reasonably be expected to have a material adverse effect on a TRA Party’s right to receive Tax Benefit Payments pursuant to this Agreement and (iii) it will use commercially reasonable efforts to avoid entering into any credit agreement that could reasonably expected to prevent PubCo from making Tax Benefit Payments in a manner described in Section 4.1(e)(ii).

(b)           PubCo hereby agrees that prior to (i) any proposed sale or other disposition of all or any part of PubCo’s interest in the Company or (ii) any proposed sale or other disposition of all or any substantial part of the non-cash assets of the Company, it shall deliver to each TRA Party notice of such proposed transaction at least thirty (30) days prior to the consummation thereof.

Article IV

TERMINATION

Section 4.1             Early Termination and Breach of Agreement.

(a)            In the event of a Change of Control, each TRA Party shall have the option, in its sole discretion, by written notice to PubCo, to cause the acceleration of all unpaid payment obligations of PubCo hereunder as calculated pursuant to this Article IV as if an Early Termination Notice had been delivered on the closing date of the Change of Control and utilizing the Valuation Assumptions by substituting the phrase “the closing date of a Change of Control” in each place where the phrase “Early Termination Effective Date” appears. Such obligations shall include, without duplication, but not be limited to, (i) the Early Termination Payments calculated as if an Early Termination Notice had been delivered on the closing date of the Change of Control, (ii) any Tax Benefit Payments agreed to by PubCo and the TRA Parties as due and payable but unpaid as of the Early Termination Notice (which Tax Benefit Payments shall not be included in the Early Termination Payments) and that remain unpaid as of the payment of the Early Termination Payments, and (iii) any Tax Benefit Payments due for any Taxable Year ending prior to, with or including the closing date of a Change of Control unpaid as of the Early Termination Notice (except to the extent that any amounts described in clause (iii) are included in the Early Termination Payments or are included in clause (ii)) and that remain unpaid as of the payment of the Early Termination Payments. For the avoidance of doubt, Sections 4.2 and 4.3 shall apply to a Change of Control, mutadis mutandis.

(b)            PubCo may terminate this Agreement with respect to all amounts payable to the TRA Parties and with respect to all of the Company Interests held by the TRA Parties at any time by paying to each TRA Party the Early Termination Payment in respect of such TRA Party; provided, however, that this Agreement shall only terminate pursuant to this Section 4.1(b) upon the receipt of the Early Termination Payment by all TRA Parties; provided, further, that PubCo may terminate this Agreement pursuant to this Section 4.1(b) with respect to some or all of the amounts payable to less than all of the TRA Parties, if PubCo and such TRA Parties agree in writing to do so; and provided, further that PubCo may withdraw any notice to execute its termination rights under this Section 4.1(b) prior to the time at which an Early Termination Payment has been paid. Upon payment of the Early Termination Payment by PubCo in accordance with this Section 4.1(b), PubCo shall not have any further payment obligations under this Agreement, other than for any (a) Tax Benefit Payment agreed to by PubCo, on one hand, and the TRA Party, on the other, as due and payable but unpaid as of the Early Termination Notice and (b) Tax Benefit Payment due for the Taxable Year ending with or including the date of the Early Termination Notice (except to the extent that the amount described in clause (b) is included in the Early Termination Payment). If an Exchange by a TRA Party occurs after PubCo makes the Early Termination Payment to such TRA Party pursuant to this Section 4.1(b), PubCo shall have no obligations under this Agreement with respect to such Exchange.

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(c)            The parties agree that, subject to Section 4.1(e), the failure to make any payment due pursuant to this Agreement within three (3) months of the date such payment is due shall be deemed to be a breach of a material obligation under this Agreement for all purposes of this Agreement.

(d)            In the event that PubCo breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment within three (3) months of the date on which such payment is due, failure to honor any other material obligation required hereunder or by operation of law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise, then all obligations hereunder shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such breach and shall include (without duplication), but not be limited to, (1) the Early Termination Payments calculated as if an Early Termination Notice had been delivered on the date of such breach, (2) any Tax Benefit Payment in respect of a TRA Party agreed to by PubCo and such TRA Party as due and payable but unpaid as of the date of such breach, and (3) any Tax Benefit Payment in respect of any TRA Party due for the Taxable Year ending with or including the date of such breach; provided that procedures similar to the procedures of Section 4.2 shall apply with respect to the determination of the amount payable by PubCo pursuant to this sentence. Notwithstanding the foregoing, in the event that PubCo breaches this Agreement, each TRA Party shall be entitled to elect to receive the amounts set forth in clauses (1), (2) and (3) above or to seek specific performance of the terms hereof.

(e)            Notwithstanding anything in this Agreement to the contrary, PubCo shall not be considered to be in breach of a material obligation under this Agreement on account of a failure to make a payment due pursuant to this Agreement if:

(i)            PubCo makes the applicable payment within three (3) months of the date such payment is due; or

(ii)            PubCo fails to make any Tax Benefit Payment when due to the extent that PubCo has insufficient funds to make such payment in PubCo’s sole judgement exercised in good faith or prohibited as a result of limitations imposed by any credit agreement to which the Company is a party;

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provided that the interest provisions of Section 5.2 shall apply to such late payment; provided, further, that, solely with respect to a Tax Benefit Payment, if PubCo cannot make such payment as a result of limitations imposed by any credit agreement to which the Company is a party, which limitations are effective as of the date of this Agreement, Section 5.2 shall apply, but the Default Rate shall be replaced by the Agreed Rate.

Section 4.2             Early Termination Notice. If PubCo chooses to exercise its right of early termination under Section 4.1 above, PubCo shall deliver to each TRA Party with respect to whom such right of early termination is being exercised notice of such intention to exercise such right (“Early Termination Notice”) and a schedule (the “Early Termination Schedule”) specifying PubCo’s intention to exercise such right and showing in reasonable detail the calculation of the Early Termination Payment(s) due to each such TRA Party. Each Early Termination Schedule shall become final and binding on all parties thirty (30) calendar days after the first date on which the TRA Party has received such Schedule or amendment thereto unless the TRA Party Representative (i) within thirty (30) calendar days after receiving the Early Termination Schedule or any amendment thereto, provides PubCo with notice of a material objection to such Schedule made in good faith (“Material Objection Notice”) or (ii) provides a written waiver of such right of a Material Objection Notice within the period described in clause (i) above, in which case such Schedule becomes binding on the date the waiver is received by PubCo (such thirty (30) calendar day date as modified, if at all by clauses (i) or (ii), the “Early Termination Effective Date”). If PubCo and the TRA Party Representative, for any reason, are unable to successfully resolve the issues raised in such notice within thirty (30) calendar days after receipt by PubCo of the Material Objection Notice, PubCo and the TRA Party Representative shall employ the Reconciliation Procedures in which case such Schedule becomes binding ten (10) days after the conclusion of the Reconciliation Procedures.

Section 4.3             Payment upon Early Termination.

(a)            Within five (5) Business Days after an Early Termination Effective Date, PubCo shall pay to each TRA Party with respect to whom such termination has just occurred an amount equal to the Early Termination Payment with respect to such TRA Party. Such payment shall be made by wire transfer of immediately available funds to a bank account or accounts designated by such TRA Party or as otherwise agreed by PubCo and such TRA Party.

(b)            If for any reason PubCo does not fully satisfy its payment obligations due under this Agreement in respect of a particular Taxable Year, then PubCo and the TRA Parties agree that (i) no Early Termination Payment shall be treated as having been made until all Tax Benefit Payments under Section 3.1 in respect of the current Taxable Year and all prior Taxable Years have been made in full, (ii) no Early Termination Payments shall be treated as having been made until all Early Termination Payments made pursuant to earlier-provided Early Termination Notices have been made in full, and (iii) if PubCo does not pay all Early Termination Payments in respect of Early Termination Notices given in the same calendar year, the total amount paid shall be allocated pro-rata based on the outstanding Early Termination Payments due.

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Section 4.4             Scheduled Termination. No Tax Benefit Payment shall accrue, or shall become due or payable with respect to any Exchange, after the 15th anniversary (the “Scheduled Termination Date”) of the effective date of such Exchange. For avoidance of doubt, this Agreement shall continue to be in effect in periods after the Scheduled Termination Date with respect to Tax Benefit Payments that arise on or before such date, or any adjustment thereto, and shall terminate upon such time as all Tax Benefit Payments due and payable hereunder have been paid and the Determinations have been made with respect to all such payments.

Article V

SUBORDINATION AND LATE PAYMENTS

Section 5.1             Subordination. Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment, Early Termination Payment or any other payment required to be made by PubCo to the TRA Parties under this Agreement shall rank subordinate and junior in right of payment to any principal, interest or other amounts due and payable in respect of any obligations in respect of indebtedness for borrowed money of PubCo and its Subsidiaries (such obligations, “Senior Obligations”) and shall rank pari passu with all current or future unsecured obligations of PubCo that are not Senior Obligations. For the avoidance of doubt, any amounts owed by PubCo under this Agreement are not Senior Obligations.

Section 5.2             Late Payments by PubCo. The amount of all or any portion of any Tax Benefit Payment, Early Termination Payment or other payment under this Agreement not made to the TRA Parties when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such Tax Benefit Payment, Early Termination Payment or other payment was due and payable.

Article VI

NO DISPUTES; CONSISTENCY; COOPERATION

Section 6.1             Participation in PubCo’s and the Company’s Tax Matters. Except as otherwise provided herein, under the Business Combination Agreement, or under the Company Agreement, PubCo shall have full responsibility for, and sole discretion over, all tax matters concerning PubCo and the Company, including without limitation the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to taxes. Notwithstanding the foregoing, PubCo shall notify the TRA Party Representative of, and (to the extent permitted by law or regulation) will use its best efforts to keep the TRA Party Representative reasonably informed with respect to, the portion of any audit of PubCo and the Company by a Taxing Authority the outcome of which is reasonably expected to affect the rights and obligations of a TRA Party under this Agreement, and shall use its best efforts to provide to the TRA Party Representative reasonable opportunity to provide information and other input to PubCo, the Company and their respective advisors concerning the conduct of any such portion of such audit.

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Section 6.2             Consistency. PubCo and the TRA Parties agree to report and cause to be reported for all purposes, including federal, state and local tax purposes and financial reporting purposes, all tax-related items (including, without limitation, the Basis Adjustments and each Tax Benefit Payment) in a manner consistent with that specified by PubCo in any Schedule required to be provided by or on behalf of PubCo under this Agreement unless otherwise required by law.

Section 6.3             Cooperation. Each of PubCo and the TRA Parties shall (a) furnish to the other party in a timely manner such information, documents and other materials as the other party may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any audit, examination or controversy with any Taxing Authority, (b) make itself available to the other party and its representatives to provide explanations of documents and materials and such other information as the other party or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter, and PubCo shall reimburse each such TRA Party for any reasonable third-party costs and expenses incurred pursuant to this Section.

Article VII

MISCELLANEOUS

Section 7.1             Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in English, shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, or by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.1):

If to PubCo or the Company, to:

400 Park Avenue, 12th Floor

New York, NY 10022

Attention: General Counsel

Email: legaldepartment@cartiga.com

with a copy (which shall not constitute notice to PubCo or the Company) to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue, NW, Suite 900

Washington, DC 20001

Attention: Jonathan H. Talcott and Michael K. Bradshaw, Jr.

Email: jon.talcott@nelsonmullins.com and mike.bradshaw@nelsonmullins.com

If to a TRA Party, to the address, fax number and email address set forth on Schedule A hereto.

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Any party may change its address, fax number or email by giving the other party written notice of its new address, fax number or email in the manner set forth above.

Section 7.2             Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 7.3             Entire Agreement; No Third-Party Beneficiaries. This Agreement (together with the Business Combination Agreement and the Company Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.4             Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.5             Successors; Assignment; Amendments; Waivers.

(a)            Each TRA Party may assign any of its rights under this Agreement in whole or in part to any Person as long as such transferee has executed and delivered, or, in connection with such transfer, executes and delivers, a joinder to this Agreement, in the form of Exhibit A or such other form mutually agreed by the parties, agreeing to become a TRA Party for all purposes of this Agreement, except as otherwise provided in such joinder.

(b)            No provision of this Agreement may be amended or waived unless such amendment or waiver is approved in writing by PubCo and by the TRA Party Representative. Any failure by a party to insist upon the strict performance of any provision of this Agreement, or to exercise any right or remedy upon a breach of any such provision, will not constitute a waiver of the party’s right to enforce the provision or to exercise any remedy upon any breach of the provision. Any waiver given by a party with respect to any provision of this Agreement is applicable only with respect to the specific provision and instance for which it is given. Notwithstanding anything to the contrary in this Agreement (including this Section 7.5), the execution and delivery of a joinder to this Agreement pursuant to Section 7.5(a) shall not require the consent of PubCo or any of the TRA Parties.

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(c)            All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. PubCo shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of PubCo, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that PubCo would be required to perform if no such succession had taken place.

Section 7.6             Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 7.7             Resolution of Disputes.

Except as provided for in the last sentence of this Section 7.7, this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware. Any dispute arising from or relating to the subject matter of this Agreement, including but not limited to the scope and applicability of this Section 7.7, shall be referred to and finally determined by arbitration in accordance with the Arbitration Rules and Procedures of Judicial Arbitration and Mediation Services, Inc. (“JAMS”) then in effect, by one commercial arbitrator with at least twenty years of experience resolving commercial contract disputes, who shall be selected from the appropriate list of JAMS arbitrators in accordance with the Arbitration Rules and Procedures of JAMS. The seat of arbitration will be New York and the language of the arbitration proceedings will be English. Judgment upon the award so rendered may be entered in a court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. For all purposes of this Agreement, the parties consent to exclusive jurisdiction and venue in the United States Federal Courts located in New York. This Section 7.7 shall be governed by and construed in accordance with the Federal Arbitration Act and, to the extent not inconsistent with such Federal Arbitration Act, the laws of the State of Delaware, without regard to conflict of law principles that would cause the application of the laws of another jurisdiction.

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Section 7.8             Reconciliation. In the event that PubCo and the TRA Party Representative are unable to resolve a disagreement with respect to the matters governed by Sections 2.3, 3.1, or 4.2 within the relevant period designated in this Agreement (“Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to both parties. The Expert shall be a partner or principal in a nationally recognized accounting or law firm, and unless PubCo and the TRA Party Representative agree otherwise, the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with PubCo or the TRA Party Representative or other actual or potential conflict of interest. If PubCo and the TRA Party Representative are unable to agree on an Expert within fifteen (15) calendar days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the Expert shall be appointed by the International Chamber of Commerce Centre for Expertise. The Expert shall resolve any matter relating to the Exchange Basis Schedule or an amendment thereto or the Early Termination Schedule or an amendment thereto within thirty (30) calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within fifteen (15) calendar days or as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid on the date prescribed by this Agreement and such Tax Return may be filed as prepared by PubCo, subject to adjustment or amendment upon resolution. The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne by PubCo except as provided in the next sentence. PubCo and the TRA Party Representative shall bear their own costs and expenses of such proceeding, unless (i) the Expert adopts the TRA Party Representative’s position, in which case PubCo shall reimburse the TRA Party Representative for any reasonable out-of-pocket costs and expenses in such proceeding, or (ii) the Expert adopts PubCo’s position, in which case the TRA Party Representative shall reimburse PubCo for any reasonable out-of-pocket costs and expenses in such proceeding. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.8 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.8 shall be binding on PubCo and each of the TRA Parties and may be entered and enforced in any court having jurisdiction.

Section 7.9             Withholding. PubCo shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as PubCo is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law; provided that PubCo will provide the Person in respect of which such withholding is required written notice at least five (5) Business Days prior to any such deduction or withholding and shall reasonably cooperate with such Person to reduce or eliminate such withholding to the extent permitted by law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by PubCo, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such withholding was made. Each TRA Party shall promptly provide PubCo with any applicable tax forms and certifications reasonably requested by PubCo in connection with determining whether any such deductions and withholdings are required under the Code or any provision of state, local or foreign tax law.

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Section 7.10           Admission of PubCo into a Consolidated Group; Transfers of Corporate Assets.

(a)            If PubCo is or becomes a member of an affiliated or consolidated group of corporations that files a consolidated income Tax Return pursuant to Section 1501 of the Code or any corresponding provisions of state or local law, then: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments, Early Termination Payments and other applicable items hereunder shall be computed with reference to the consolidated taxable income of the group as a whole.

(b)            The amount of any Cumulative Net Realized Tax Benefit shall take into account the Basis Adjustment resulting from any transfer of Company Interests to a wholly owned Subsidiary of PubCo (or any similar transfer within the consolidated group of which PubCo is the parent), assuming for this purpose that such transfer is treated as an Exchange, and appropriate adjustments, if any, shall be made to the applicable amount of Cumulative Net Realized Tax Benefit or any component of such amount.

(c)            If any entity that is obligated to make a Tax Benefit Payment or Early Termination Payment hereunder transfers one or more assets to a corporation (or a Person classified as a corporation for United States federal income tax purposes) with which such entity does not file a consolidated Tax Return pursuant to Section 1501 of the Code, such entity, for purposes of calculating the amount of any Tax Benefit Payment or Early Termination Payment (e.g., calculating the gross income of the entity and determining the Realized Tax Benefit of such entity) due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such contribution. The consideration deemed to be received by such entity shall be equal to the gross fair market value of the contributed asset. For purposes of this Section 7.10, a transfer of a partnership interest shall be treated as a transfer of the transferring partner’s share of each of the assets and liabilities of that partnership allocated to such partner. If any member of a group described in Section 7.10(a) that is obligated to make a Tax Benefit Payment hereunder deconsolidates from the group (or PubCo deconsolidates from the group), then PubCo shall cause such member (or the parent of the consolidated group in a case where PubCo deconsolidates from the group) to assume the obligation to make Tax Benefit Payments in a manner consistent with the terms of its Agreement as the member actually realizes such Tax Benefits. If a member of a group described in Section 7.10(a) assumes an obligation to make Tax Benefit Payments hereunder, then, the initial obligor shall be relieved of the obligation assumed.

Section 7.11           Confidentiality.

(a)            Each TRA Party and each of their assignees acknowledge and agree that the information of PubCo is confidential and, except in the course of performing any duties as necessary for PubCo and its Affiliates, as required by law or legal process or to enforce the terms of this Agreement, such person shall keep and retain in the strictest confidence and not disclose to any Person any confidential matters, acquired pursuant to this Agreement, of PubCo and its Affiliates and successors, concerning the Company and its Affiliates and successors or the TRA Parties, learned by the TRA Parties heretofore or hereafter. This Section 7.11 shall not apply to (i) any information that has been made publicly available by PubCo or any of its Affiliates, becomes public knowledge (except as a result of an act of the TRA Party in violation of this Agreement) or is generally known to the business community and (ii) the disclosure of information to the extent necessary for the TRA Party to prepare and file its Tax Returns, to respond to any inquiries regarding the same from any Taxing Authority or to prosecute or defend any action, proceeding or audit by any Taxing Authority with respect to such returns. Notwithstanding anything to the contrary herein, each TRA Party and each of their assignees (and each employee, representative or other agent of such TRA Party or its assignees, as applicable) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of PubCo, the Company and their Affiliates, and any of their transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to such TRA Party relating to such tax treatment and tax structure.

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(b)            If a TRA Party or an assignee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.11, PubCo shall have the right and remedy to have the provisions of this Section 7.11 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to PubCo or any of its Subsidiaries or the TRA Parties and the accounts and funds managed by PubCo and that money damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

Section 7.12           Company Agreement. This Agreement shall be treated as part of the Company Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

Section 7.13           Change in Law. Notwithstanding anything herein to the contrary, if, in connection with an actual or proposed change in law, a TRA Party reasonably believes that the existence of this Agreement could cause income (other than income arising from receipt of a payment under this Agreement) recognized by such TRA Party (or direct or indirect equity holders in such TRA Party) upon an Exchange to be treated as ordinary income rather than capital gain (or otherwise taxed at ordinary income rates) for U.S. federal income Tax purposes or would have other material adverse Tax consequences to PubCo or such TRA Party or any direct or indirect owner of such TRA Party, then at the election of such TRA Party and to the extent specified by such TRA Party, this Agreement (i) shall cease to have further effect with respect to such TRA Party, (ii) shall not apply to an Exchange occurring after a date specified by such TRA Party, or (iii) shall otherwise be amended in a manner determined by such TRA Party; provided that such amendment shall not result in an increase in payments under this Agreement to such TRA Party at any time as compared to the amounts and times of payments that would have been due to such TRA Party in the absence of such amendment.

Section 7.14           Independent Nature of TRA Parties’ Rights and Obligations. The obligations of each TRA Party hereunder are several and not joint with the obligations of any other TRA Party, and no TRA Party shall be responsible in any way for the performance of the obligations of any other TRA Party hereunder. The decision of each TRA Party to enter into this Agreement has been made by such TRA Party independently of any other TRA Party. Nothing contained herein, and no action taken by any TRA Party pursuant hereto, shall be deemed to constitute the TRA Parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the TRA Parties are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby and PubCo acknowledges that the TRA Parties are not acting in concert or as a group, and PubCo will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

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Section 7.15           TRA Party Representative.

(a)            Without further action of any of PubCo, the TRA Party Representative or any TRA Party, and as partial consideration in respect of the benefits conferred by this Agreement, the TRA Party Representative is hereby irrevocably constituted and appointed as the TRA Party Representative, with full power of substitution, to take any and all actions and make any decisions required or permitted to be taken by the TRA Party Representative under this Agreement.

(b)            If at any time the TRA Party Representative shall incur out of pocket expenses in connection with the exercise of its duties hereunder, upon written notice to PubCo from the TRA Party Representative of documented costs and expenses (including fees and disbursements of counsel and accountants) incurred by the TRA Party Representative in connection with the performance of its rights or obligations under this Agreement and the taking of any and all actions in connection therewith, PubCo shall reduce the future payments (if any) due to the TRA Parties hereunder pro rata by the amount of such expenses which it shall instead remit directly to the TRA Party Representative. In connection with the performance of its rights and obligations under this Agreement and the taking of any and all actions in connection therewith, the TRA Party Representative shall not be required to expend any of its own funds (though, for the avoidance of doubt but without limiting the provisions of this Section 7.15(b), it may do so at any time and from time to time in its sole discretion).

(c)            The TRA Party Representative shall not be liable to any TRA Party for any act of the TRA Party Representative arising out of or in connection with the acceptance or administration of its duties under this Agreement, except to the extent any liability, loss, damage, penalty, fine, cost or expense is actually incurred by such TRA Party as a proximate result of the bad faith or willful misconduct of the TRA Party Representative (it being understood that any act done or omitted pursuant to the advice of legal counsel shall be conclusive evidence of such good faith judgment). The TRA Party Representative shall not be liable for, and shall be indemnified by the TRA Parties (on a several but not joint basis) for, any liability, loss, damage, penalty or fine incurred by the TRA Party Representative (and any cost or expense incurred by the TRA Party Representative in connection therewith and herewith and not previously reimbursed pursuant to subsection (b) above) arising out of or in connection with the acceptance or administration of its duties under this Agreement, and such liability, loss, damage, penalty, fine, cost or expense shall be treated as an expense subject to reimbursement pursuant to the provisions of subsection (b) above, except to the extent that any such liability, loss, damage, penalty, fine, cost or expense is the proximate result of the bad faith or willful misconduct of the TRA Party Representative (it being understood that any act done or omitted pursuant to the advice of legal counsel shall be conclusive evidence of such good faith judgment); provided, however, in no event shall any TRA Party be obligated to indemnify the TRA Party Representative hereunder for any liability, loss, damage, penalty, fine, cost or expense to the extent (and only to the extent) that the aggregate amount of all liabilities, losses, damages, penalties, fines, costs and expenses indemnified by such TRA Party hereunder is or would be in excess of the aggregate payments under this Agreement actually remitted to such TRA Party.

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(d)            Subject to Section 7.5(b), a decision, act, consent or instruction of the TRA Party Representative shall constitute a decision of all TRA Parties and shall be final, binding and conclusive upon each TRA Party, and PubCo may rely upon any decision, act, consent or instruction of the TRA Party Representative as being the decision, act, consent or instruction of each TRA Party. PubCo is hereby relieved from any liability to any person for any acts done by PubCo in accordance with any such decision, act, consent or instruction of the TRA Party Representative.

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IN WITNESS WHEREOF, the Company, PubCo, the TRA Party Representative and each of the TRA Parties have duly executed this Agreement as of the date first written above.

Cartiga Holdings, Inc.

By:
Name: Samuel Wathen
Title: Chief Executive Officer

Cartiga, LLC

By:
Name: Samuel Wathen
Title: Chief Executive Officer

TRA Party Representative:

By:
Name: Halle Benett

[Signature Page to Tax Receivable Agreement]

TRA Parties:

MELODEON ARIZONA LBS FEEDER LP

By:
Name:
Title:

MELODEON LBS DE III FEEDER LP

By:
Name:
Title:

MELODEON LBS HOLDCO2 LP

By:
Name:
Title:

MELODEON LBS LEGACY OWNERS FEEDER LP

By:
Name:
Title:

[Signature Page to Tax Receivable Agreement]

Schedule A

Name	Address	Fax	E-mail
Melodeon Arizona LBS Feeder LP	717 Fifth Avenue 12th Floor New York, NY 10022	[●]	[●]
Melodeon LBS DE III Feeder LP	717 Fifth Avenue 12th Floor New York, NY 10022	[●]	[●]
Melodeon LBS Holdco2 LP	717 Fifth Avenue 12th Floor New York, NY 10022	[●]	[●]
Melodeon LBS Legacy Owners Feeder LP	717 Fifth Avenue 12th Floor New York, NY 10022	[●]	[●]

Exhibit A

Form of Joinder

This JOINDER (this “Joinder”) to the Tax Receivable Agreement (as defined below), dated as of [●], is by and among Cartiga Holdings, Inc., a Delaware corporation (the “PubCo”), Cartiga, LLC, a Delaware limited liability company (the “Company”), and [●] (“Permitted Transferee”).

WHEREAS, on [●], Permitted Transferee acquired (the “Acquisition”) [Company Interests and the corresponding shares of Class B common stock] [the right to receive any and all payments that may become due and payable under the Tax Receivable Agreement with respect to Company Interests that were previously Exchanged and are described in greater detail in Annex A to this Joinder] from [●] (“Transferor”); and

WHEREAS, Transferor, in connection with the Acquisition, has required Permitted Transferee to execute and deliver this Joinder pursuant to Section 7.5(a) or (b) of the Tax Receivable Agreement, dated as of [●], 2025, by and among PubCo and the TRA Parties (as defined therein) (the “Tax Receivable Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.01           Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the Tax Receivable Agreement.

Section 1.02           Joinder. Permitted Transferee hereby acknowledges and agrees to become a TRA Party, for all purposes, of the Tax Receivable Agreement.

Section 1.03           Notice. Any notice, request, consent, claim, demand, approval, waiver or other communication hereunder to Permitted Transferee shall be delivered or sent to Permitted Transferee at the address set forth on the signature page hereto in accordance with Section 7.1 of the Tax Receivable Agreement.

Section 1.04           Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

Joinder Agreement to Tax Receivable Agreement

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by Permitted Transferee as of the date first above written.

[PERMITTED TRANSFEREE]

By:
Name:
Title:

Address for notices:

Joinder Agreement to Tax Receivable Agreement